JOINT FILER INFORMATION





NAME:                           Frost Gamma Investments Trust

ADDRESS:                        4400 Biscayne Blvd
                                Miami, FL 33137

Designated Filer:               Phillip Frost, M.D.

Issuer and Ticker Symbol:       Continucare Corporation (CNU)

Date of Event Requiring
Statement:                      March 20, 2008







                                FROST GAMMA INVESTMENTS TRUST

                                By: /s/ Phillip Frost, M.D.
                                    -----------------------------------
                                    Phillip Frost, M.D., Trustee